Exhibit 99.1

JOANN ANNOUNCES THIRD QUARTER FISCAL YEAR 2022 RESULTS

•
Net sales of $611.0 million, reflecting a total comparable sales growth of 8.0% on a two-year basis
•
Net income of $22.8 million, an increase of $31.2 million compared to the third quarter of fiscal 2020
•
Adjusted EBITDA of $72.6 million, an 84% increase compared to the third quarter of fiscal 2020

HUDSON, OH (December 2, 2021) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in sewing and one of the fastest growing competitors in the arts and crafts category, today reported results for its third quarter ending October 30, 2021.

JOANN’s President and Chief Executive Officer, Wade Miquelon, stated: “Our business continues to demonstrate strong top and bottom line growth from pre-pandemic levels. I am most proud of the work our team has put in to overcome what are now well publicized and wide-spread supply chain challenges. As a result of proactive measures taken, we have enjoyed a very strong fall seasonal business and have robust holiday assortments ready to support our key fourth quarter customer demand. In addition, our digital platforms continue to be industry leading as evidenced by our growth in ecommerce sales versus pre-pandemic levels and expanded capabilities fueled by several strategic partnerships. We remain encouraged by the level of positive customer engagement with our brand and the potential of our strategies to deliver sustained growth”.

Third Quarter Highlights:

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Net sales decreased by 14.4% compared to the same period last year, to $611.0 million with total comparable sales decreasing 14.2%. On a two-year stack, total comparable sales increased by 8.0%.
•
Omni-channel net sales were $66.4 million for the quarter, 137% growth on a two-year basis and representing approximately 11% of total third quarter sales.
•
Our gross profit of $318.8 million increased 12.3% on a two-year basis. After adjusting for $11.3 million of excess ocean freight and related supply chain costs during the third quarter ending October 30, 2021, gross profit two-year growth was 16.3%.
•
As a percent of sales, gross profit margin was 52.2%, and after adjusting for excess supply chain costs during the third quarter ending October 30, 2021 was 54.0%, or a 410 basis points improvement on a two-year basis and 110 basis points higher than the 3rd quarter last year.
•
Net income of $22.8 million increased by $31.2 million from two years ago. Fully diluted earnings per share were $0.53 compared to a loss of $(0.24) for the same quarter two years ago. Fully diluted adjusted earnings per share were $0.73 compared to a loss of $(0.11) for the same quarter two years ago.
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Adjusted EBITDA of $72.6 million improved by 84% compared to the same quarter two years ago.
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Our quarterly dividend of $0.10 per share was paid to holders of JOANN common stock on September 24, 2021.
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We further expanded the rollout of our international e-commerce platform, currently shipping to 58 countries across every product category and also expanded our online payment options domestically to include Klarna and Apple Pay.

Balance Sheet Highlights:

•
Adjusted EBITDA for Credit Agreement reporting was $266.8 million on a trailing 12-month basis, resulting in net debt to Adjusted EBITDA leverage of 3.2x for Credit Agreement Reporting, which will represent maximum annual leverage as we have built inventories for our peak selling season.
•
Long-term debt, net was $853.8 million as of October 30, 2021, with cash and cash equivalents of $30.9 million.
•
During the quarter we repurchased 978,930 shares of our common stock at a total cost of $10.8 million.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Thursday, December 2, 2021 at 5:00 p.m. ET. The number to call for the live interactive teleconference is 1 (800) 774-6070 and the passcode is 8705951#.

The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on December 2, 2021, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

Table 1.

JOANN Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	November 2, 2019	October 30, 2021	October 31, 2020	November 2, 2019
	(Dollars in millions except per share data)
Net sales	$611.0	$714.1	$569.1	$1,682.3	$1,921.5	$1,545.6
Cost of sales	292.2	339.6	285.2	794.0	949.8	768.6
Gross profit	318.8	374.5	283.9	888.3	971.7	777.0

Selling, general and administrative expenses	257.6	292.5	250.4	754.5	818.2	723.0
Depreciation and amortization	19.6	20.3	19.4	60.1	59.8	57.3
Goodwill impairment	—	—	—	—	—	130.4
Operating profit (loss)	41.6	61.7	14.1	73.7	93.7	(133.7)
Interest expense, net	11.8	14.0	26.1	39.8	55.0	77.6
Debt related (gain) loss	—	(3.0)	—	3.0	(152.9)	—
Gain on sale leaseback	—	—	—	(24.5)	—	—
Income (loss) before income taxes	29.8	50.7	(12.0)	55.4	191.6	(211.3)
Income tax provision (benefit)	7.0	3.0	(3.6)	12.3	17.6	(22.8)
Net income (loss)	$22.8	$47.7	$(8.4)	$43.1	$174.0	$(188.5)

Earnings (loss) per common share:
Basic	$0.55	$1.37	$(0.24)	$1.06	$4.99	$(5.40)
Diluted	$0.53	$1.32	$(0.24)	$1.02	$4.88	$(5.40)
Weighted-average common shares outstanding:
Basic	41,744,842	34,902,380	34,902,380	40,763,153	34,902,380	34,877,288
Diluted	43,080,708	36,263,172	34,902,380	42,142,550	35,666,429	34,877,288

Table 2.

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	October 30, 2021	October 31, 2020
	(Dollars in millions)
Assets
Current assets:
Cash and cash equivalents	$30.9	$33.2
Inventories	744.3	697.7
Prepaid expenses and other current assets	82.6	68.7
Total current assets	857.8	799.6

Property, equipment and leasehold improvements, net	261.1	296.0
Operating lease assets	842.1	864.4
Goodwill, net	162.0	162.0
Intangible assets, net	372.1	378.9
Other assets	26.8	18.7
Total assets	$2,521.9	$2,519.6

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$311.3	$328.9
Accrued expenses	128.6	138.3
Current portion of operating lease liabilities	176.7	184.2
Current portion of long-term debt	6.8	—
Total current liabilities	623.4	651.4

Long-term debt, net	853.8	921.6
Long-term operating lease liabilities	758.2	800.8
Long-term deferred income taxes	91.2	91.6
Other long-term liabilities	48.7	50.7

Shareholders’ equity:
Common stock, stated value $0.01 per share	0.4	0.3
Additional paid-in capital	203.6	124.3
Retained deficit	(34.4)	(107.3)
Accumulated other comprehensive income (loss)	1.1	(0.5)
Treasury stock at cost	(24.1)	(13.3)
Total shareholders’ equity	146.6	3.5
Total liabilities and shareholders’ equity	$2,521.9	$2,519.6

Table 3.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	November 2, 2019	October 30, 2021	October 31, 2020	November 2, 2019
	(Dollars in millions)
Net income (loss)	$22.8	$47.7	$(8.4)	$43.1	$174.0	$(188.5)
Income tax provision (benefit)	7.0	3.0	(3.6)	12.3	17.6	(22.8)
Interest expense, net	11.8	14.0	26.1	39.8	55.0	77.6
Debt related (gain) loss (1)	—	(3.0)	—	3.0	(152.9)	—
Gain on sale leaseback (2)	—	—	—	(24.5)	—	—
Depreciation and amortization (3)	19.8	20.6	19.4	60.6	60.2	57.7
Strategic initiatives (4)	0.6	1.7	1.9	1.4	4.1	7.8
Excess import freight costs (5)	11.3	—	—	11.3	—	—
COVID-19 costs (6)	—	16.6	—	1.3	48.4	—
Technology development expense (7)	2.6	1.2	1.4	6.2	3.6	3.7
Stock-based compensation expense	0.8	0.3	0.3	2.1	1.1	0.9
(Gain) loss on disposal and impairment of fixed and operating lease assets	(0.1)	(0.2)	0.3	(0.1)	3.6	0.4
Goodwill and trade name impairment (8)	—	—	—	—	—	130.4
Sponsor management fee (9)	—	—	1.2	0.4	0.8	3.8
Other (10)	(4.0)	0.5	0.8	(3.3)	1.7	1.8
Adjusted EBITDA	$72.6	$102.4	$39.4	$153.6	$217.2	$72.8

(1)
“Debt related (gain) loss” represents losses and gains associated with debt repurchases below par and the write off of unamortized fees and original issue discount associated with debt refinancings.
(2)
“Gain on sale leaseback” represents the gain attributable to the sale leaseback of our distribution center in Opelika, Alabama.
(3)
“Depreciation and amortization” represents depreciation, amortization of intangible assets and amortization of content costs.
(4)
“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives, including costs (i) to design a new prototype and assortment optimization process for locations, (ii) related to our efforts to initially evaluate and implement opportunities to offset the significant costs incurred due to the new U.S. tariffs on merchandise produced in China, (iii) to start up a new technology product that would traditionally be incurred by our vendors, (iv) to evaluate our opportunity in new potential lines of business and (v) to analyze improved supply chain capabilities.
(5)
"Excess import freight costs" represents non-recurring excess inbound freight costs due to increasing freight rates, in particular the significant transitory impact of constrained ocean freight capacity and incremental domestic transportation costs incurred due to unprecedented congestion in U.S. ports.
(6)
“COVID-19 costs” represents premium pay for location team members, cleaning and location capacity management labor, one-time supply chain disruption costs, incremental seasonal clearance associated with location closures, donations for our mask making initiative and additional location cleaning supplies.
(7)
“Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.
(8)
Based on our evaluation for impairment of the carrying amount of goodwill and trade name on our balance sheet. Impairment recorded was driven predominantly by the result of negative total comparable sales and declining margins, primarily resulting from the incremental U.S. tariffs on Chinese imports, along with a weaker than expected peak selling season.
(9)
“Sponsor management fee” represents management fees paid to our sponsor, Leonard Green & Partners (or advisory affiliates thereof), in accordance with our management services agreement. The management fee was discontinued upon the completion of our initial public offering in March 2021, as LGP no longer provides managerial services to us in any form.
(10)
“Other” represents one-time impact of severance, certain legal matters, executive leadership transition and business transition activities.

Table 4.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	November 2, 2019	October 30, 2021	October 31, 2020	November 2, 2019
	(Dollars in millions except per share data)
Net income (loss)	$22.8	$47.7	$(8.4)	$43.1	$174.0	$(188.5)
Debt related (gain) loss	—	(3.0)	—	3.0	(152.9)	—
Gain on sale leaseback	—	—	—	$(24.5)	—	—
Strategic initiatives	0.6	1.7	1.9	1.4	4.1	7.8
Excess import freight costs	11.3	—	—	11.3	—	—
COVID-19 costs	—	16.6	—	1.3	48.4	—
Technology development expense	2.6	1.2	1.4	6.2	3.6	3.7
Stock-based compensation expense	0.8	0.3	0.3	2.1	1.1	0.9
(Gain) loss on disposal and impairment of fixed and operating lease assets	(0.1)	(0.2)	0.3	(0.1)	3.6	0.4
Goodwill and trade name impairment	—	—	—	—	—	130.4
Sponsor management fee	—	—	1.2	0.4	0.8	3.8
Other	(4.0)	0.5	0.8	(3.3)	1.7	1.8
Tax impact of adjustments (11)	(2.7)	1.9	(1.4)	0.5	18.5	(4.4)
Adjusted net income (loss)	$31.3	$66.7	$(3.9)	$41.4	$102.9	$(44.1)

Diluted earnings (loss) per share	$0.53	$1.32	$(0.24)	$1.02	$4.88	$(5.40)
Adjusted diluted earnings (loss) per share	$0.73	$1.84	$(0.11)	$0.98	$2.89	$(1.26)

Weighted-average shares outstanding - basic	41,744,842	34,902,380	34,902,380	40,763,153	34,902,380	34,877,288
Weighted-average shares outstanding - diluted	43,080,708	36,263,172	34,902,380	42,142,550	35,666,429	34,877,288

(11)
“Tax impact of adjustments” represents the tax effect of the total adjustments based on our forecasted annual effective tax rate, before discrete adjustments, for fiscal 2020, fiscal 2021 and fiscal 2022.

Table 5.

JOANN Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 30, 2021	October 31, 2020	November 2, 2019	October 30, 2021	October 31, 2020	November 2, 2019
	(Dollars in millions)
Net sales	$611.0	$714.1	$569.1	$1,682.3	$1,921.5	$1,545.6
Cost of sales	292.2	339.6	285.2	794.0	949.8	768.6
Gross profit	318.8	374.5	283.9	888.3	971.7	777.0
Excess import freight costs	11.3	—	—	11.3	—	—
COVID-19 costs	—	3.0	—	—	13.2	—
Adjusted gross profit	$330.1	$377.5	$283.9	$899.6	$984.9	$777.0

Adjusted gross margin	54.0%	52.9%	49.9%	53.5%	51.3%	50.3%

Table 6.

JOANN Inc.

Reconciliation of Net Cash Provided by Operating Activities to Credit Facility Adjusted EBITDA

(Unaudited)

(in millions)	Four Quarters Ended October 30, 2021
Net cash provided by operating activities	$17.7
Non-cash operating lease expense	(160.0)
Depreciation and amortization excluding content cost amortization	(80.4)
Deferred income taxes	1.0
Stock-based compensation expense	(2.5)
Amortization of deferred financing costs and original issue discount	(2.8)
Debt related loss	(0.8)
Gain on sale leaseback	24.5
Loss on disposal and impairment of other fixed assets	(1.2)
Goodwill and trade name impairment	—
Change in operating assets and liabilities	285.9
Net income	$81.4
Income tax provision	22.7
Interest expense, net	53.8
Debt related loss	0.8
Gain on sale leaseback	(24.5)
Depreciation and amortization	81.0
Strategic initiatives	3.5
Excess import freight costs	11.3
COVID-19 costs	17.9
Technology development expense	8.4
Stock-based compensation expense	2.5
Loss on disposal and impairment of fixed and operating lease assets	1.9
Sponsor management fee	0.9
Other	(1.9)
Adjusted EBITDA	$259.7
Pre-opening and closing costs excluding loss on disposal of fixed assets	7.1
Credit Facility Adjusted EBITDA	$266.8

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”), because it believes it assists investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; supplementing GAAP measures of performance in the evaluation of the effectiveness of its business strategies; making budgeting decisions; comparing its performance against that of other peer companies using similar measures; and because its credit facilities use measures similar to Adjusted EBITDA to measure its compliance with certain covenants.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision (benefit), interest expense, net, debt related (gain) loss, sale leaseback gains and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including costs related to strategic initiatives, excess import freight costs, COVID-19 costs, technology development expense, stock-based compensation expense, (gain) loss on disposal and impairment of fixed and operating lease assets, goodwill and trade name impairment, sponsor management fees and other one-time costs. The further adjustments are itemized in the table above.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations are:

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Adjusted EBITDA does not reflect its cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in its cash requirements for its working capital needs;
•
Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on its debt;
•
Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
•
Adjusted EBITDA does not reflect non-cash compensation, which is a key element of JOANN’s overall long-term incentive compensation;
•
Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters it does not find indicative of its ongoing operations; and
•
other companies in JOANN’s industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related gains and losses, sale leaseback gains, costs related to strategic initiatives, excess import freight costs, COVID-19 costs, technology development expense, stock-based compensation expense, (gain) loss on disposal and impairment of fixed and operating lease assets, goodwill and trade name impairment, sponsor management fees and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted-average number of common shares outstanding assuming dilution in periods in which there is an adjusted net income.

Adjusted Gross Profit and Adjusted Gross Margin

JOANN presents adjusted gross profit and adjusted gross margin, which are not recognized financial measures under GAAP, because it believes they assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance.

JOANN defines adjusted gross profit as gross profit excluding excess import freight costs and COVID-19 costs and adjusted gross margin as adjusted gross profit divided by net sales.

Credit Facility Adjusted EBITDA

JOANN presents Credit Facility Adjusted EBITDA because it is a measure that is calculated in accordance with JOANN’s asset-based revolving credit facility agreement, as amended, and senior secured term loan facility (collectively “Credit Facilities”) and used to determine compliance with certain ratios in the Credit Facilities, tested each quarter on the basis of the preceding four quarters. Accordingly, management believes that Credit Facility Adjusted EBITDA is material to an investor’s understanding of JOANN’s financial condition and liquidity.

JOANN defines Credit Facility Adjusted EBITDA as Adjusted EBITDA (as defined above) plus pre-opening and closing costs excluding loss on disposal of fixed assets, which is calculated consistently with the calculation of Adjusted EBITDA under the Credit Facilities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: inflationary pressures and their impact on JOANN’s ability to control costs and on its customers level of discretionary income to spend on Creative Products; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system, including availability and cost of import and domestic freight; the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; potential future impacts of the COVID-19 pandemic, including effects on supply chain costs and capacity; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms; JOANN’s ability to execute on its growth strategy to renovate and improve the performance of its existing locations; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; the impact of JOANN’s debt and lease obligations on its ability to raise additional capital to fund its operations and maintain flexibility in operating its business; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely, and cost-effective product supplies; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; the impact of evolving governmental laws and regulations and the outcomes of legal proceedings; and the amount and timing of repurchases of JOANN’s common stock, if any.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Furthermore, the potential impact of the COVID-19 pandemic on JOANN’s business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect JOANN’s forward-looking statements. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity, and events in the industry in which it operates, are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 852 stores across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance, and inspiration needed to achieve any project or passion.

Investor Relations Contacts:

Ajay Jain

ajay.jain@joann.com

330-463-8585

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887